UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

PENNTEX MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-37412	47-1669563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11931 Wickchester Ln., Suite 300
Houston, Texas 77043
(Address of principal executive office) (Zip Code)

(832) 456-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant's Certifying Accountant
(a) Dismissal of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors of PennTex Midstream GP, LLC, the general partner of PennTex Midstream Partners, LP (“PennTex”), approved the dismissal of Ernst & Young LLP (“EY”) as its independent registered public accounting firm.  PennTex notified EY of its dismissal on February 23, 2017, effective February 23, 2017, upon the appointment of Grant Thornton LLP (“Grant Thornton”) as its independent registered public accounting firm.
The audit reports of EY on the consolidated financial statements of PennTex as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 and for the period from March 17, 2014 (inception) through December 31, 2014, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During PennTex’s two fiscal years in the period ended December 31, 2016 and for the period from March 17, 2014 (inception) through December 31, 2014, and during the subsequent interim period through February 27, 2017, there were no (1) disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference in connection with their report to the subject matter of the disagreement, or (2) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
PennTex provided EY with a copy of this Current Report on Form 8-K, and requested that EY furnish PennTex with a letter addressed to the Securities and Exchange Commission stating whether EY agrees with the statements made by PennTex in response to the disclosures required by Item 304(a) of Regulation S-K. PennTex subsequently received the requested letter, and a copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) Engagement of New Independent Registered Public Accounting Firm
The Audit Committee approved the appointment of Grant Thornton as PennTex’s independent registered public accounting firm, effective February 23, 2017, to perform independent audit services for the fiscal year ending December 31, 2017. As of November 1, 2016, Energy Transfer Partners, L.P. (“ETP”) owns all of the general partner interests, incentive distribution rights and a 65% limited partner interest in PennTex. PennTex became a consolidated subsidiary of ETP following ETP’s acquisition of the general partner interests, incentive distribution rights and limited partner interests in PennTex. As Grant Thornton currently serves as ETP’s independent registered public accounting firm, the Audit Committee determined that it would be beneficial for ETP and PennTex to have the same accounting firm audit their respective financial statements.
During PennTex’s two fiscal years ended December 31, 2016 and December 31, 2015, and during the subsequent interim period through February 27, 2017, neither PennTex, nor anyone acting on PennTex’s behalf, consulted with Grant Thornton with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of PennTex, and no written report or oral advice was provided to PennTex by Grant Thornton that Grant Thornton concluded was an important factor considered by PennTex in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits(d) Exhibits.

(d) Exhibit

Exhibit No.	Description

16.1	Letter to Securities and Exchange Commission from Ernst & Young LLP, dated February 27, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennTex Midstream Partners, LP

		By:	PennTex Midstream GP, LLC,
its general partner

Dated:	February 27, 2017	By:	/s/ Stephen M. Moore
Name: Stephen M. Moore
Title: Vice President, General Counsel and Secretary

Exhibit Number	Description
16.1	Letter to Securities and Exchange Commission from Ernst & Young LLP, dated February 27, 2017